Exhibit 99.1

NEWS RELEASE

NEVADA EXPLORATION UPDATE

Denver, Colorado (October 4, 2007) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG) announced today results from its recently expanded exploration portfolio in Nevada. At Tonkin, the best gold assay results were 0.147 opt (ounces per ton) over 55 ft. (feet) (5.030 gpt (grams per tonne) over 16.8 m (meters)) and 0.115 opt over 23.9 ft. (3.937 gpt over 7.3 m); and at our Limo Project 0.166 opt over 26 ft. (5.685 gpt over 7.9 m) and 0.052 opt over 184.5 ft. (1.781 gpt over 56.2 m).

“Since our last exploration release on June 12, 2007, assay results from 44 holes totaling 35,964 feet of drilling have been received. We haven’t hit any home runs yet, but we are on base and it is early in the game. We have advanced our understanding of the geology and confirmed that we have encountered wide sections of the right rock types to host a Carlin style gold deposit. In addition, we are fortunate to have a large land holding in a prospective area and a healthy treasury to fund our objective of exploring aggressively for the next Cortez Hills discovery. I must emphasize that exploration is the research and development of the mining industry, and it is typically a frustratingly slow and expensive process with low odds of success. The results in this press release are positive and encouraging, but not thrilling,” said Rob McEwen, Chairman and CEO.

NEVADA EXPLORATION

Earlier this year we successfully completed the takeover of three companies, which significantly expanded our land holdings in the prolific Cortez Trend and elsewhere in Nevada. This press release reports drill results from our original property that we refer to as Tonkin, as well as three new properties, Limo, Keystone and Gold Bar.

LIMO

Management believes that Limo has many geological similarities to Barrick Gold’s Bald Mountain Mine, which has current gold reserves of 3.5 million ounces. Limo is a large property of 20,000 acres. It has historic production of 93,000 ounces, difficult drilling conditions, and a few higher-grade intersections. Recent drilling began with two objectives:

1.                          Core drilling in areas previously tested by reverse circulation (RC) holes, to investigate if we can duplicate an earlier result that yielded higher grade assays with core; and

2.                          Exploring for extensions of known mineralization (see Figure 1).

Early results demonstrate that we have begun to achieve both goals.

Objective 1: Core drilling for better grade

Three holes have tested our hypothesis that RC drilling may have understated the grade due to the very broken state of the rock. The core drilling results were positive and produced results that were 33%, 56% and 859% better than earlier nearby RC drill holes (see table below and Figure 1.) If future drilling continues to deliver similar results, previously explored areas on the property may contain much more gold than originally believed.

New Core Results	Previous RC Results	Distance	Grade x Width
Hole #: Gold Result	Hole #: Gold Result	Apart	Improvement
L-03: 0.166 opt over 26 ft.	Lim-47(2): 0.030 opt over 15 ft.	10 ft.	859%
(5.685 gpt over 7.9m)	(1.027 gpt over 4.6m)	(3.1m)
L-06: 0.038 opt over 216 ft.	Lim-40(2): 0.041 opt over 150 ft.	40 ft.	33%
(1.301 gpt over 65.8m)	(1.403 gpt over 45.7m)	(12.2m)
RR-04-07(1): 0.249 opt over	Lim-46(2): 0.137 opt over 70 ft.	30 ft.	56%
60 ft. (8.520 gpt over 18.3m)	(4.689 gpt over 21.3m)	(9.1m)

(1)Nevada Pacific Gold 2004 Result

(2)Newmont Mining 2000-2001 Results

Objective 2: Extending area of known mineralization

Hole L-03 encountered 0.166 opt over 26 ft. (5.685 gpt over 7.9 m) to the north of previous drilling. Drilling is underway to test if this represents an extension of high-grade mineralization along a defined structure. Hole L-10 was drilled 200 ft. (61 m) southwest of a historic high-grade area and encountered 0.052 opt over 184.5 ft. (1.781 gpt over 56.2 m) including 0.126 opt over 21 ft. (4.315 gpt over 6.4 m). These results, when viewed with the historic gold intercepts, suggest that the known area of mineralization has the potential to grow.

A total of 13 holes have been drilled at Limo, with three not reaching the target depth due to difficult drilling conditions.

TONKIN

Drilling was completed in three areas on this property, referred to as the Southern Area, Middle Area, and Fye Canyon.

Southern Area

Drilling targeted two potential gold mineralized trends with the best hole (T-148) returning 0.147 opt over 55.0 ft. (5.030 gpt over 16.8 m) (see Figure 2). This hole was drilled on a northeast trending structure and was designed to extend to depth a historic

RC hole located nearby. This result marginally extended the mineralization by 11 ft. (3.4 m), but more importantly it increased the grade at a similar depth from 0.047 opt (1.61 gpt) to 0.147 opt (5.03 gpt). The implications of this result are currently being analyzed. Highlights from the Southern Area are stated below:

Hole T-148	0.147 opt over 55.0 ft.	(5.030 gpt over 16.8 m)
Including	0.638 opt over 5.5 ft.	(21.845 gpt over 1.7 m)

Hole T-146	0.115 opt over 23.9 ft.	(3.937 gpt over 7.3 m)
Including	0.387 opt over 6.0 ft.	(11.768 gpt over 1.8 m)
	0.037 opt over 67.0 ft.	(1.252 gpt over 20.4 m)
	0.081 opt over 19.5 ft.	(2.776 gpt over 5.9 m)

The second target was an east-west trending structure that is situated between two resource areas. Hole T-141 intersected 0.084 opt gold over 34 ft. (2.889 gpt over 10.4 m) and successfully extended the mineralization 310 ft. (95 m) east of hole T-129, which was released earlier this year and encountered 0.149 opt over 54 ft., including 1.175 opt over 1.7 ft. (5.10 gpt over 16.5 m, including 40.19 gpt over 0.5 m).

Middle Area

Drilling in the Middle Area intersected 0.124 opt gold over 15 ft. (4.252 gpt over 4.6 m) and 0.059 opt over 46 ft. (2.018 gpt over 14 m) and was designed to test for further high-grade results as achieved earlier this year in hole T-44 of 0.730 opt over 5 ft. (25.0 gpt over 1.52 m). These recent results demonstrate that the mineralization continues to the northeast, though similar high grades were not achieved.

Fye Canyon

Fye Canyon is located in the northern portion of the Tonkin property (see Figure 2). While no significant gold values were found, six holes encountered Carlin-style pathfinder elements in the Lower Plate rocks and a thickening of this favorable gold bearing unit to the north in an area US Gold believes is prospective.

KEYSTONE

Drilling has encountered no significant gold values in eleven holes at Keystone, but we remain optimistic about the base metal potential. Earlier this year one hole assayed 2.34 opt (80 gpt) silver, 0.99% copper, 1.19% lead and 1.23 zinc over 54 ft. (16.5 m).

Previous exploration identified a grab sample that returned 23.8 opt (800 gpt) silver, 10.3% copper, 28.1% lead and 25.2% zinc. A gravity survey has located an anomaly that appears to be the extension of the base metal mineralization. Drilling is currently in progress.

GOLD BAR

Gold Bar is a prospective area due to its historic production of approximately 600,000 ounces of gold between 1985 and 1997. US Gold has recently compiled historic results with new mapping, geochemical sampling and geophysics. The results for US Gold’s first four holes did not produce any significant gold values. This land package is large and further drilling is warranted.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company aggressively exploring in Nevada! The Company has a large land position, a strong treasury and an experienced and talented exploration team. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been prepared under the guidance of Curt Everson, Vice-President of Exploration, and Steve Brown, Senior Geologist, who are Qualified Persons as defined by National Instrument 43-101 and are responsible for program design and quality control of exploration undertaken by the Company at its Nevada properties. All samples were analyzed by ALS Chemex.

All assays are uncut, with analysis conducted by ALS Chemex utilizing a 30 gram fire assay charge with an AA finish. Sample length is by geologic boundary with a maximum 5 foot length and core recovery averages 95-98%. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

William F. Pass	Ana Aguirre
Vice President and Chief Financial Officer	Investor Relations
Tel: (303) 238-1438	Tel: (647) 258-0395
Fax: (303 238-1724	Toll Free: (866) 441-0690
bill@usgold.com	Fax: (647) 258-0408
165 South Union Blvd., Suite 565	info@usgold.com
Lakewood, CO 80228	99 George Street, 3rd Floor
Toronto, ON M5A 2N4

US Gold: Limo - New & Historical Drilling	FIGURE 1

Grade x Width ⬆ 859%
L-03 (Core) 0.166 opt / 26 ft
Grade x Width ⬆ 56%
RR04-07 (Core) 0.249 opt / 60 ft
Grade x Width ⬆ 33%
L-06 (Core) 0.038 opt / 216 ft
L-01
L-12
L-13
L-02
L-04
Historic Production
93,000 Gold oz.
L-09
L-08
Area Shown
N
0 2
Miles
0 500
Feet (ft.)
L-10 (Core) 0.052 opt / 184.5 ft
incl. 0.126 opt / 21 ft
New Drill Holes
New Drill Holes (No Significant Gold)
Historic Drill Holes ≥ 0.25 opt
Historic Drill Holes 0.10 opt - 0.25 opt
Historic Pit
L-01 Drill Hole #
October 04, 2007

US Gold: Tonkin - New & Historical Drilling	FIGURE 2

Middle Area
T-138 (0.124 opt/15 ft.)
T-139 (0.059 opt/46 ft.)
T-44
T-140
Cortez Hills Discovery
BARRICK / RIO TINTO Cortez Joint Venture
UXG-ABX* Joint Venture
TONKIN
Rooster Area
Keystone
Middle Area
Southern Area
*UXG (US Gold) ABX (Barrick)
N
0 2 Miles
Southern Area
T-137
North-East Trend
T-146 (0.115 opt/23.9 ft.)
(0.081 opt/19.5 ft.)
T-104
T-147
T-148 (0.147 opt/55 ft.
incl. 0.194 opt/11.5 ft.)
T-144
T-129
T-142
T-143
East-West Trend
T-141(0.084 opt/34 ft.)
T-145
New Drill Holes
New Drill Holes (No Significant Gold)
Previously Released Drill Holes
US Gold Property
Barrick Gold / Rio Tinto Property
Mineralized Resource Areas
Potential Mineral Trend
T-140 Drill Hole #
0 1000
Feet (ft.)
October 04, 2007

Table 1 - Results

		Hole Length	Assay Interval		Gold Assay		Gold Assay
Hole No.	Target Area	(feet)	From	To	Length	Ounces per	Length	Grams per
		(Angle)	(feet)	(feet)	(feet)	ton	(meters)	tonne
Limo Project
L-01	Limo	252.5	146.5	158	11.5	0.011	3.5	0.373
		(-90º)	217	233	16.0	0.027	4.9	0.922
			239	250.5	11.5	0.014	3.5	0.463
L-02	Limo	517 (-50º)			NS		NS
L-03	Limo	424.5	267	293	26.0	0.166	7.9	5.685
		(-90º)	275.5	293	17.5	0.211	5.3	7.226
L-04	Limo	652	32	42	10.0	0.012	3.0	0.398
		(-50º)	101	127	26.0	0.013	7.9	0.444
			287	297.5	10.5	0.011	3.2	0.363
			302	332	30.0	0.011	9.1	0.598
L-06	Limo	501	150	366	216.0	0.038	65.8	1.301
		(-90º)
		including	268	366	98.0	0.058	29.9	1.986
		including	330	347	17.0	0.106	5.2	3.630
L-08	Limo	760 (-50º)			NS		NS
L-09	Limo	500 (-50º)			NS		NS
L-10	Limo	269	45.5	230	184.5	0.052	56.2	1.781
		(-50º)
		including	45.5	158	76.0	0.070	23.2	2.397
		including	117	138	21.0	0.126	6.4	4.315
L-12	Limo	500 (-90º)			NS		NS
L-13	Limo	540.5 (-50º)			NS		NS

NS - No Significant Gold Assays      Holes 5, 7, 11 did not reach their target depth.

		Hole Length	Assay Interval		Gold Assay		Gold Assay
Hole No.	Target Area	(feet)	From	To	Length	Ounces per	Length	Grams per
		(Angle)	(feet)	(feet)	(feet)	ton	(meters)	tonne
Tonkin Mine Corridor - Southern Area
T-104	Southern Area	973	175	225	50.0	0.053	15.2	1.806
		including	175	185	10.0	0.104	3.0	3.540
		(-50º)	280	290	10.0	0.019	3.0	0.650
			320	330	10.0	0.056	3.0	1.915
		including	325	330	5.0	0.096	1.5	3.283
			360	450	90.0	0.015	27.4	0.519
			460	475	15.0	0.015	4.6	0.502
			504	524	20.0	0.106	6.1	3.632
		including	504	511	6.5	0.140	2.0	4.788
		including	512	515	3.0	0.154	0.9	5.267
		including	522	524	2.0	0.244	0.6	8.345
			528	539	10.5	0.069	3.2	2.350
		including	528	534	5.5	0.125	1.7	4.275
			735	747	12.0	0.025	3.7	0.849
			752	762	10.0	0.010	3.0	0.342
T-137	Southern Area	1605 (-50º)			NS		NS
T-141	Southern Area	514
		(-50°)	275	309	34.0	0.084	10.4	2.889
		including	285	290	5.0	0.165	1.5	5.643
T-142	Southern Area	575	97	108	10.5	0.021	3.2	0.728
		(-50º)	165	201	36.0	0.061	11.0	2.093
		including	185	187	2.0	0.122	0.6	4.172
		including	192	198	6.0	0.165	1.8	5.643
T-143	Southern Area	598 (-50º)	256	268	12.0	0.022	3.7	0.752
T-144	Southern Area	360 (-90º)			NS		NS
T-145	Southern Area	625	236	249	11.5	0.010	3.5	0.352
		(-50º)	359	372	13.0	0.015	4.0	0.518
			550	563	13.0	0.034	4.0	1.175
T-146	Southern Area	682	132	156	23.9	0.115	7.3	3.937
		including	142	148	6.0	0.387	1.8	11.768
		(-90º)	182	192	10.0	0.012	3.0	0.407
			200	267	67.0	0.037	20.4	1.252
		including	247	257	10.0	0.127	3.0	4.354
			428	447	19.5	0.081	5.9	2.776
		including	437	441	4.0	0.167	1.2	5.696
T-147	Southern Area	645.5	280	290	10.5	0.028	3.2	0.958
		(-90º)	367	378	11.0	0.100	3.4	3.421
		including	367	371	4.5	0.190	1.4	6.494
			619	629	10.0	0.014	3.0	0.462
T-148	Southern Area	661	306	361	55.0	0.147	16.8	5.030
		including	311	315	4.0	0.251	1.2	8.579
		including	333	345	11.5	0.194	3.5	6.635
		including	347	353	5.5	0.639	1.7	21.845
		(-90º)	391	401	10.0	0.015	3.0	0.508
Tonlin Mine Corridor - Middle Area
T-138	Middle Area	515	215	230	15.0	0.124	4.6	4.252
		including	215	225	10.0	0.172	3.0	5.882
		(-50º)	255	270	14.5	0.012	4.4	0.426
			420	430	10.0	0.012	3.0	0.393
T-139	Middle Area	500	180	190	10.0	0.013	3.0	0.445
		(-50º)	201	247	46.0	0.059	14.0	2.018
		including	210	216	6.0	0.126	1.8	4.309
			415	425	10.0	0.021	3.0	0.701
			485	500	15.0	0.053	4.6	1.824
T-140	Southern Area	500	355	385	30.0	0.035	9.1	1.186
		(-50º)	395	405	10.0	0.014	3.0	0.462
			435	460	25.0	0.030	7.6	1.040

NS - No Significant Gold Assays